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[Modern Woodmen letterhead]



                                 April 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen,

With reference to the Registration Statements on Form N-4 filed by Modern Woodmen of America ("Society") and its Modern Woodmen of America Variable Annuity Account with the Securities and Exchange Commission covering certain variable annuity contracts, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

(1) The Society is duly organized and validly existing under the laws of the State of Illinois.

(2) The variable annuity contracts, when issued as contemplated by the said Form N-4 Registration Statements will constitute legal, validly issued and binding obligations of Modern Woodmen of America.

I hereby consent to the filing of this opinion as an exhibit to the said Form N-4 Registration Statements and to the reference to my name under the caption "Experts" in the Statement of Additional Information contained in the said Registration Statements. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                                                     /s/ C. Ernest Beane

                                                     C. Ernest Beane
                                                     General Counsel & Director